UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Solar Enertech Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-120926	98-0434357
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1600 Adams Drive
Menlo park, CA 94025
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (650) 688-5800

Safer Residence Corporation
Unit #64044 – 528B Clarke Road
Coquitlam, British Columbia,
Canada V3J 7V6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company has entered into an agreement governing the conditions and terms under which a Shanghai, China company owned by its President, Leo Shi Young, conducts business in China as the Company’s agent (the “Agent”). The Company has been using the Agent to avoid the delays which would have been associated with incorporating a Company owned subsidiary in China and awaiting the grant of a business license. The Company will likely, at some time in the near future, either acquire the Agent company for nominal consideration or incorporate a wholly owned subsidiary to simplify accounting procedures and prior to its next financial year end of September 30, 2006.

THE COMPANY FILED A REPORT ON FORM 8-K ON JULY 21, 2006 REGARDING THIS AGREEMENT BUT SUBSEQUENTLY REALIZED THAT THE MATERIAL AGREEMENT ATTACHED TO THAT 8K INCORRECTLY TRANSLATED THE NAME OF THE AGENT COMPANY IN SHANGHAI.

THE ATTACHED EXHIBIT CONTAINS THE CORRECTED NAME OF THE AGENT COMPANY:
INFOTECH (SHANGHAI) SOLAR TECHNOLOGIES LTD.

Item 9.01 Financial Statements and Exhibits

Financial statements for the Registrant are separately filed under Forms 10KSB and Forms 10QSB and can be found on the SEC’s EDGAR website at www.sec.gov.

EXHIBITS

10.1       Agency Agreement between the Company and its Shanghai Agent dated July 18, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	SOLAR ENERTECH CORP.

	By:	/s/ Leo Shi Young
Leo Shi Young
President